EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is executed as of May 1, 2007 (“Effective Date”) between PETROSEARCH ENERGY CORPORATION, a Nevada corporation ("Company") and DAVID COLLINS (“Employee”).

RECITALS:

A.    Company has been capitalized under the laws of the State of Nevada in order to acquire and develop key oil and gas development prospects across the United States.

B.    Company desires to engage the services of Employee on an exclusive basis as an executive officer for the Company.

TERMS OF AGREEMENT:

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of the mutual covenants contained herein, Company and Employee agree as follows:

1.    Engagement/Term.  Company shall employ Employee as Vice President and Chief Financial Officer for a period of one (1) year from the Effective Date, subject to the termination provisions herein (the “Term”), and Employee hereby agrees to be engaged by Company for the Term in such capacity. This Agreement shall automatically expire at the end of the indicated term unless extended in writing by Company. In the absence of such an extension or notice of non-renewal by the Company, this Agreement shall be treated as an agreement from month-to-month in the event that the Employee chooses to work for Company beyond the expired Term. Should Employee choose not to continue to work beyond the expired Term on a month-to-month basis, then Employee shall be entitled to the severance benefits described in paragraph 10a below. Should the Term of this Agreement expire and Employee choose to continue to work for Company on a month-to-month basis after the Term at Company’s behest, Employee shall not be entitled to severance benefits upon termination of the month-to-month employment (except accrued benefits as of termination) unless otherwise awarded at the sole discretion of the Company Chief Executive Officer. For severance purposes, bonuses shall not be deemed to be accrued unless and until the Board of Directors has declared and awarded the particular bonus to the particular Employee. THIS AGREEMENT SUPERSEDES AND REPLACES THE PRIOR EMPLOYMENT AGREEMENT BETWEEN THE PARTIES DATED MAY 1, 2005 (“PRIOR AGREEMENT”) AND UPON EXECUTION HEREOF BY THE PARTIES, THE PRIOR AGREEMENT SHALL BE DEEMED TO BE TERMINATED AND OF NO FURTHER EFFECT.

2.    Exclusive Employment/Other Engagements. Company and Employee hereby stipulate that this Agreement is exclusive as to Employee, and Employee shall not accept or enter into contemporaneous consulting/employment relationships with third parties. Employee shall dedicate a minimum of forty (40) hours per week to the tasks associated with the executive position assumed under this Agreement.

3.    Compensation. Employee shall be compensated for his services as follows:

a.    Base Salary. As compensation to Employee for the performance of his duties or obligations under this Agreement, Company shall pay Employee a base salary (the “Base Salary”) of TWO HUNDED FIFTEEN THOUSAND AND NO/100 DOLLARS ($215,000.00) annually, payable monthly, in semi-monthly installments of EIGHT THOUSAND NINE HUNDRED FIFTY EIGHT AND 33/100 DOLLARS ($8,958.33) during the term of this Agreement.

b.    Bonus. In addition to receiving the Base Salary described in Section 3.a., Employee may be awarded such bonuses from time to time as are recommended by the CEO to the Board of Directors, and then reviewed and approved by the Compensation Committee of the Board of Directors (or, alternatively, approved by the Board of Directors directly without committee recommendation should such committee be non-existent or inactive).

c.    Company Related Travel. Employee shall be reimbursed, upon submission of receipts and proper documentation, for any and all Company related travel away from the principal office (Houston, Texas), including coach airfare, hotel and meals (subject to the expenditure limitations imposed by Company).

d.    Documented Out-of-Pocket Expenses. Employee shall be promptly reimbursed for all other reasonable out-of-pocket expenses incurred on behalf of Company which are properly documented to Company; including, long distance telephone charges on telephones other than Company’s office phones.

e.    Medical/Dental Insurance. Employee shall be entitled during the Term, upon satisfaction of all eligibility requirements, to participate in all health, dental, disability, life insurance, retirement and other benefit programs now or hereafter established by Company and shall receive such other benefits as may be approved from time to time by the CEO.

4.    Death or Disability. Upon the death or long term disability of the Employee, this Agreement will automatically terminate, and the Employee (or his heirs in the case of death) will be entitled to six (6) months of Base Salary and benefits as listed above. All of the Employee’s outstanding warrants shall become exercisable upon the date of death or long term disability, and shall remain outstanding and exercisable per the terms of the warrant agreement.

5.    Acknowledgment of Legislative Impact Upon Taxation. Company and Employee acknowledge and agree that Employee may in the future be awarded stock or warrant-based compensation as a bonus or as part of a plan implemented to benefit a group. Employee acknowledges that he/she has been advised of proposed legislative enactments which create uncertainty regarding future taxation of such stock or warrant-based compensation. Such compensation may be refused by Employee, if offered, but the Company shall have no duty to keep Employee apprised of the legislative enactments regarding taxation and shall have no liability for adverse tax consequences to Employee should Employee accept such stock or warrant-based compensation unless otherwise provided in this Agreement.

6.    Duties and Obligations. Employee shall perform such duties and tasks pertaining to Employee’s expertise as Company shall from time to time reasonably determine and specify as well as those duties and tasks customarily attributable to the assignment assumed as described in paragraph 1 above. Employee shall perform the designated tasks at the location or locations assigned by CEO from time to time, which may include locations other than the Company’s home office in Houston, Texas. Employee hereby covenants and agrees to perform the services for which he is hereby retained in good faith and with reasonable diligence in light of attendant circumstances. The Employee shall, at all times, be under the supervision of the CEO and shall comply with such person’s directives as to all duties and tasks to be performed.

7.    Termination for Cause by Company. This Agreement may be terminated for “cause” by Company immediately, without prior notice (except as indicated hereinbelow) and without severance pay or benefits. For purposes hereof, “cause” shall mean any of the following events:

a.    Any embezzlement or wrongful diversion of funds of Company or any affiliate of Company by Employee;

b.    Malfeasance, poor performance as to core or delegated job assignments in the opinion of the Company CEO or insubordination by Employee in the conduct of his duties;

c.    Failure to observe or strictly adhere to all Company policies put into effect and/or amended from time to time.

d.    Abandonment by Employee of his job duties or repeated absences from Company-directed tasks which are not otherwise excused by the Company.

e.    Competing with the Company or otherwise diverting away from the Company business opportunities intended for the Company or which could reasonably benefit the Company’s core business.

f.    Other material breach of this Agreement by Employee that remains uncured for a period of at least thirty (30) days following written notice from Company to Employee of such alleged breach, which written notice describes in reasonable detail the nature of such alleged breach; or

g.    Conviction of Employee or the entry of a plea of nolo contendere or equivalent plea of a felony in a court of competent jurisdiction, or any other crime or offense involving moral turpitude.

8.    Termination for Good Reason by Employee. This Agreement may be terminated for “good reason” by Employee which, if so terminated, shall give rise to the severance pay provisions set forth in paragraph 10a below. For purposes hereof, “good reason” shall mean only material breach of this Agreement by the Company that remains uncured for a period of at least thirty (30) days following written notice from Employee to Company of such alleged breach, which written notice describes in reasonable detail the nature of such alleged breach.

9.    Termination Upon a Change in Control. Should either the Company or Employee terminate employment under this Agreement as a result of a change in control (as defined below) and at the time of which change of control, Employee is not offered within forty five (45) days following the change of control a renewal of employment for at least one (1) year beyond the time of the change in control at an equal or greater monthly salary in effect at the time of the change of control which likewise permits Employee to perform his work tasks in the City in which Employee is living and working at the time of the offer, then Employee shall be entitled to the severance pay benefits described in paragraph 10b below. In order to comply with this provision, such offer of employment need not include the same job title or job description as held by Employee at the time of the change in control, so long as the new employment is reasonably commensurate with Employee’s skills and capabilities, and need not contain a new change in control provision covering subsequent changes in control.

For purposes hereof, a “Change in Control” shall mean the occurrence during the Term of any of the following events: (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 40% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a “Non-Control” Acquisition, (ii) the sale or other disposition of all or substantially all of the business or assets of the Company to any person (other than a transfer to a Subsidiary); or (iii) a merger, consolidation or reorganization involving the Company (other than with a Subsidiary).

10.   Severance Pay Provisions/Effect of Termination Without Cause by Company, With Good Reason by Employee or Due to Change in Control.

a.    In the event that Company delivers to Employee a notice of non-renewal in accordance with paragraph 1 above, then Employee’s sole remedy shall be limited to recovery by Employee from Company of the Base Salary and benefits described above for a period equal to three (3) months. In the event that (i) this Agreement is terminated by Company without “cause”, or (ii) Employee terminates his employment for the “good reason set forth in paragraph 8 above, then Employee’s sole remedy shall be limited to recovery by Employee from Company of the Base Salary and benefits described above for a period equal to six (6) months. At the sole discretion of the Company CEO, the severance benefits package may be expanded to a longer period and/or to include benefits other than those described herein.

b.    In the event that this Agreement is within its Term (i.e. not on a holdover month-to-month basis) and is terminated as a result of a change in control which is not accompanied by an appropriate employment offer as described above, then Employee shall be entitled to severance benefits equal to the sum of twenty (24) months Base Salary and benefits and the average of Employee’s last two (2) calendar year’s paid bonuses (if any) up to a maximum severance package equal to three (3) times Employee’s Base Salary at the time of termination. The severance pay provided for in this Agreement shall be in lieu of any other severance or termination pay to which the Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. The Employee’s entitlement to any other compensation or benefits shall be determined in accordance with the Company’s employee benefit plans and other applicable programs, policies and practices then in effect.

11.   Time of Essence, Attorneys Fees. Time is of the essence with respect to this Agreement and same shall be capable of specific performance without prejudice to any other rights or remedies under law. If either party seeks to enforce, in law or in equity (including any arbitration proceeding), any provision contained herein, then the prevailing party in such proceeding shall be entitled to attorneys fees, interest and all such other disbursements and relief provided under law, but shall not be entitled to punitive or exemplary damages of any kind.

12.   Modification or Amendment. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by the respective parties.

13.   Binding on Heirs and Assigns.  This Agreement shall inure to and be binding upon the undersigned and their respective heirs, representatives, successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

14.   Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

15.   No Waivers. No waiver of or failure to act upon any of the provisions of this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar).

16.   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL BE PERFORMABLE IN HARRIS COUNTY, TEXAS SECURITIES ISSUANCE AND CORPORATE GOVERNANCE BY OFFICERS AND DIRECTORS.

17.   Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing (by FAX, mail, telegram or courier) and delivered to the parties as follows:

If to Company:	Richard Dole, President
675 Bering Drive, Suite 200
Houston, Texas 77057
FAX: 713-961-9338

If to Employee:	David Collins
____________________________
____________________________
____________________________

18.   Entire Contract/No Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto. There are no third party beneficiaries of this Agreement.

19.   Captions for Convenience. All captions herein are for convenience or reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

20.   Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.

21.   BINDING ARBITRATION. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION CONDUCTED IN HOUSTON, TEXAS, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES ("RULES") OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT AT THE TIME THE CONTROVERSY OR CLAIM ARISES, BUT SAID ARBITRATION NEED NOT BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR, WHICH SHALL BE AGREED UPON BY THE PARTIES, SHALL HAVE JURISDICTION TO DETERMINE ANY SUCH CLAIM AND MAY GRANT ANY RELIEF AUTHORIZED BY LAW FOR SUCH CLAIM EXCLUDING CONSEQUENTIAL AND PUNITIVE DAMAGES. EACH PARTY TO THE ARBITRATION SHALL BEAR THE INITIAL FILING FEES AND CHARGES EQUALLY, PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD REIMBURSEMENT OF ALL SUCH COSTS AND FEES TO THE PREVAILING PARTY AS A PART OF ITS AWARD. THIS PARAGRAPH SHALL LIKEWISE BE SPECIFICALLY ENFORCEABLE IN A COURT OF COMPETENT JURISDICTION SHOULD THE PARTY NOT DEMANDING ARBITRATION REFUSE TO PARTICIPATE IN OR COOPERATE WITH THE ARBITRATION PROCESS.

EXECUTED by the undersigned as of the Effective Date set forth above.

SIGNATURES APPEAR ON FOLLOWING PAGE

PETROSEARCH ENERGY CORPORATION

By:	/s/ Richard D. Dole
Richard D. Dole, President & CEO

/s/ David Collins
DAVID COLLINS